Exhibit 10.2.1

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE SYMBOL “[****]” HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO OMITTED.

7th Amendment Agreement

This Amendment Agreement is entered into as of May 20, 2004 among Citibank, N.A., as Trustee for The Student Loan Corporation (“Bank”), The Student Loan Corporation (“SLC”) and Collegiate Funding Services, LLC (“CFS”).

WHEREAS the Bank, SLC and CFS are parties to a certain Consolidation Loan Responsibility Agreement dated as of November 15, 1999 (the “Agreement”) which provides for the marketing, servicing and funding of Consolidation Loans pursuant to the provisions of the Federal Family Education Loan Program (“FFELP”) through CFS’ program generally known as the Real World Consolidation Loan Program (“RWCLP”); and

WHEREAS the Agreement was amended by a 1st Amendment Agreement dated as of March 1, 2001 and executed March 7, 2001, by the 2nd Amendment Agreement dated as of November 1, 2001 and executed November 19, 2001, by a 3rd Amendment Agreement dated as of May 7, 2002 and executed July 25, 2002 by and between the parties; by a 4th Amendment dated as of July 25, 2002; by a 5th Amendment dated as of August 20, 2002 and executed November 12, 2002; and by a 6th Amendment dated as of April 3, 2003 and executed April 10, 2003; and

WHEREAS the parties desire to further amend the Agreement for the mutual benefit of the parties to permit CFS to offer any or all of the Borrower Incentive Plans at any time as hereinafter set forth in greater detail; and

WHEREAS the parties desire to further amend the Agreement for the mutual benefit of the parties to permit CFS to offer a supplemental pilot program under which CFS will use the Citibank brand to market federal consolidation and non-certified private loans.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party, the parties agree as follows:

1.	Section 7 of the Agreement is amended by changing the deductible on the errors and omissions and liability policies from “$10,000” to “$100,000.” CFS acknowledges and agrees that CFS shall be responsible for payment of this deductible in the event that CFS fails to perform any of its responsibilities under the Agreement.

2.	Section 9 of the Agreement is amended as follows:

A.	The following sentence is added after the first sentence:

“Beginning June 1, 2004, the minimum Borrower Loan indebtedness must be at least [****].”

B.	The following sentence is added after the last sentence of the Section: “The Marketing Agent agrees to maintain an average Application amount of [****] each month which the Bank will review quarterly. Should the quarterly average monthly Application amount (computed by adding the average monthly Application amounts for each month in the quarter and dividing by 3) remain below [****].”

3.	Section 11 is amended by deleting the present section and adding the following in its place:

“11. Funding. The Bank agrees to fund [****]”

4.	Section 13 is amended by adding two new paragraphs at the end of Section 13 to read:

“The Application fees listed below shall apply to all SCA’s from the date of the amendment until the end of the term of the agreement. The Application fee for each of the Plans shall be: [****] for Plan A, [****] for Plan B, and [****] for Plan C; however, notwithstanding the foregoing, [****].

In addition to the foregoing, except as otherwise set forth in the last two sentences of this paragraph, CFS agrees that it shall offer to Bank all successfully completed applications that it obtains from any borrower where the borrower has at least one underlying loan previously made by Bank outstanding prior to the time of the execution by the borrower of the CFS consolidation loan application. Bank acknowledges that CFS (1) has committed to offer successfully completed applications for federal consolidation loans where the borrower is a resident of Mississippi or attends a school in Mississippi to the Mississippi Higher Education Authority and (ii) has and may enter purchase agreements for federal consolidation loan applications from unaffiliated third party(ies),and Bank acknowledges that federal consolidation loan applications that CFS is either committed as of the date hereof to offer and/or fund or purchase from unaffiliated third parties under (i) and (ii) above, will not be offered to Bank even if one of the underlying loans being consolidated was previously made by Bank. For purposes herein the commitments referred to in (i) and (ii) above shall be referred to as “Prior Commitments.”

5.	Section 14 entitled “Minimum Volume Commitment” is deleted in its entirety and the following is substituted in lieu thereof:

CFS agrees to provide Bank and SLC an amount equal to at least [****] in completed federal consolidation loan applications in calendar year 2004. Beginning January 1, 2005, CFS shall offer to Bank [****] of its successfully completed applications that are not subject to Prior Commitments. [****].

6.	Section 24 is deleted and the following inserted in its place:

“The parties agree that the terms and provisions of this Amendment, including but not limited to the new fees set forth in Section 13, shall be effective as of May 20, 2004, the date of this Amendment. In addition, the parties hereto agree that the terms and provisions of the Agreement shall remain in full force and effect through December 31, 2007. The Agreement shall renew automatically for additional one year terms unless one of the parties notifies the others in writing of their intent not to renew at least 90 days prior to the expiration of the initial or any renewal term.”

7.	A new section is added:

1.	Program.

The Citibank Program (“Program”) is a pilot test program which will be conducted for 180 calendar days from the start date (“Test Phase”) and affords CFS the opportunity to market federal consolidation loans and market, originate and process non-certified private loans to selected non-SLC customers using the Citibank brand. CFS agrees that any federal consolidation loans marketed by CFS using the Citibank brand shall be sourced to Citibank, but shall not be included in calculating the volume commitments being made by CFS to Citibank under Section 14 herein. In addition, such federal consolidation loans shall not be considered a “Prior Commitment” for purposes herein.

2.	Test Phase

The Test Phase will consist of a 180 calendar day period from a date that will be mutually agreed upon by the parties during which CFS will send out Program marketing materials by direct mail and/or the internet, to non-SLC customers regarding the Programs for federal consolidation and non-certified private loans. A detailed description of the non-certified private loan is described on Exhibit A hereto. CFS shall review Program arrangements with SLC in detail prior to the beginning of the Test Phase. Following CFS’ obtaining approval from SLC to move forward with a particular offer relating to the federal consolidation and/or non-certified Programs, the Citibank brand will be included in the text of each Program mail piece or internet offering. SLC and Bank shall review and approve all Program marketing and promotional pieces before use by CFS within 3 business days of submission by CFS. CFS shall perform all marketing, origination and processing relating to the Programs in conformity with the other terms of this Agreement and the terms of all Program contracts. In addition to the foregoing, CFS and Bank agree that, prior to the mailing of any promotional pieces, CFS and Bank will “scrub” all customer lists used by CFS in connection with offers relating to the Program against an opt-out list provided by Bank and/or SLC in order to comply with federal Gramm Leach Bliley laws and regulations.

CFS hereby indemnifies SLC and Bank from any and all loss, cost, damage or expenses (including penalties, interest, reasonable expenses of investigation and attorneys’ fees) incurred or arising out of (i) any failure by CFS to comply with any of its obligations with respect to the Citibank branded Program and any Program contract entered into by CFS, with any third parties, (ii) any failure by CFS to comply with any applicable federal, state or local laws relating to the Citibank branded Program that is part of the Test Phase; (iii) the use by CFS of the Citibank brand on marketing materials relating to the Program that is not approved by Bank or SLC; or (iv) any negligence or willful misconduct of CFS with respect to the marketing, origination and processing of loans under the Citibank branded Program.

3.	Fees

During the Test Phase, for any non-certified private loan made under the Program, CFS will pay SLC or Bank [****] of the principal amount of each funded non-certified private loan, including any serial loan. On federal consolidation loan applications, SLC or Bank shall pay CFS the fees provided in this Agreement. CFS expressly acknowledges that it is committed to compensating SLC and Bank for any non-certified private serial loan sourced through the Program where the borrower obtained a prior Citibank branded loan through the Program. CFS shall pay the non-certified private loan fees no later than 30 days following receipt by CFS of compensation payable to CFS under the Program.

4.	Successful Program

After the Test Phase is completed, the parties shall determine whether to continue all or part of the Program and the terms under which it shall continue. Any applications that have been submitted as of the end of the Test Phase shall continue to be processed, and the parties shall be responsible for the payment of any fees relating thereto.”

This 7th Amendment Agreement may be executed in counterparts, each of which may be a fax copy of an original but all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have set their hands as of the first day written above.

Collegiate Funding Services, LLC

/s/ J. Barry Morrow
J. Barry Morrow
Chief Executive Officer

The Student Loan Corporation

By:	/s/ Kristen Driscoll

Name:	Kristen Driscoll

Title:	Vice President

Citibank, N.A., as Trustee for The Student Loan Corporation

By:	/s/ Mary K. Fiorille

Name:	Mary K. Fiorille

Title:	Vice President

EXHIBIT A
Non Certified Private Loan Program Description

Operating Model:

•	CFS is Marketer
•	Charter One is Initial interim lender
•	FMC Originates
•	PHEAA is Servicer
•	FMC acquires the loan from Charter One via Securitization

Undergraduate and Graduate

Tier		Rate	Borr. Fee
Tier 1	Co-borrower [****]	[****]	[****]
Student [****]
Tier 2	Student [****]	[****]	[****]
Tier 3	Co-borrower [****]	[****]	[****]
Student [****]
Tier 4	Co-borrower [****]	[****]	[****]
Student Below [****]
Tier 5	Co-borrower [****]	[****]	[****]
Student with any or no FICO

*	2nd Borr. Fee is for total deferment. Graduate and CEL are automatically deferred.

Continuing Education

Tier		Rate	Borr. Fee
Tier 1	Co-borrower [****]	[****]	[****]
Student [****]
Tier 2	Student [****]	[****]	[****]
Tier 3	Co-borrower [****]	[****]	[****]
Student [****]
Tier 4	Co-borrower [****]	[****]	[****]
Student Below [****]
Tier 5	Co-borrower [****]	[****]	[****]
Student with any or no FICO

Minimum Annual Loan Amount: [****]
Maximum Annual Loan Amount: [****]
Aggregate Maximum: [****]
Minimum Payment: [****]

Deferment Options:

Undergraduate Loans -	Immediate Repay Defer Interest Only Total Deferment

Graduate and Career Education Loan - Total Deferment Only

Repayment:

•	$1,500 - $39,999	(Up to 20 years)
•	$40,000 +	(Up to 25 years)

Discount:
.25% discount for ACH